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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-4833) of our report dated March 1, 1996 on our audits of the consolidated financial statements and financial statement schedules of Kimco Realty Corporation and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."



                                         /s/ Coopers & Lybrand L.L.P.


New York, New York
July 10, 1996